EX-23                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Board of Directors
Synthetic Turf Corporation of America


I consent to the incorporation by reference of my independent auditors' report dated March 4, 2004 on the consolidated balance sheet as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' (deficit) and cash flows the years ended December 31, 2003 and 2002, included in Synthetic Turf Corporation of America's Form 10-KSB, into the
Company's previously filed registration statement on Form S-8 POS
(File No. 033-5902-NY).


/s/ George Brenner, CPA
George Brenner, CPA
Los Angeles, California
March 31, 2004